Exhibit 10.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission

CONFIDENTIAL TREATMENT REQUESTED

UNDER 17 C.F.R. 200.80(B)(4) AND 230.406

SECOND AMENDED AND RESTATED

EXCLUSIVE PURCHASE AND SUPPLY AGREEMENT

This SECOND AMENDED and RESTATED EXCLUSIVE PURCHASE AND SUPPLY AGREEMENT (the “AGREEMENT”) is made and entered into as of the 16th day of August 2007 by and between Austin Pharma, LLC, a Texas limited liability company, having an address at 811 Paloma Drive, Round Rock, Texas 78664 (“APL”) and Insys Therapeutics, Inc., a Delaware corporation having an address at 10220 South 51st Street, Suite 2, Phoenix, Arizona 85044-5231 (“INSYS”) and shall have effect from the EFFECTIVE DATE hereof.

WHEREAS, APL has expertise relating to the research and development and the manufacture of active pharmaceutical ingredients produced and tested in accordance with cGMP requirements; and

WHEREAS, INSYS is a developer, manufacturer and supplier of pharmaceutical products; having proficiency in formulation, development, analysis and creation of pharmaceutical products; and

WHEREAS APL (then known as Cerilliant API Services, LLC) and INSYS entered into that certain Amended and Restated Exclusive Purchase and Supply Agreement dated March 11, 2005 (the “Original Restated Agreement”) and then entered into that certain Third Amendment to Exclusive Purchase and Supply Agreement dated March 15, 2006 (the “Third Amendment”), that certain Fourth Amendment to Exclusive Purchase and Supply Agreement dated March 15, 2006 (the “Fourth Amendment”), that certain Fifth Amendment to Exclusive Purchase and Supply Agreement dated May 12, 2006 (the “Fifth Amendment”), that certain Sixth Amendment to Exclusive Purchase and Supply Agreement dated October 30, 2006 (the “Sixth Amendment”), and that certain Seventh Amendment to Exclusive Purchase and Supply Agreement dated January 31, 2007 (the “Seventh Amendment”) (the Original Restated Agreement, together with such amendment, being referred to herein as the “Amended Restated Agreement”), and desire to further amend and restate the Amended Restated Agreement in its entirety;

NOW THEREFORE, for and in consideration of the faithful performance of the covenants contained herein by the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1 - DEFINITIONS

1.01	INITIAL SCALE UP means the process of adding equipment and building out APL’s facility in order to accommodate large scale production of API.

1.02

INITIAL REPAYMENT DATE means the date that is the first day of the first month that is one hundred twenty (120) days following the date after completion of the INITIAL SCALE UP on which API manufactured utilizing the scaled up process has been shipped and invoiced. For example, if the INITIAL SCALE UP was completed on June 1, 2007 and the first batch of API manufactured, shipped and invoiced under the scaled up process is shipped on August 25, 2007, then the INITIAL REPAYMENT DATE would be December 23, 2007.

1.03	EQUITY CONVERSION OPTION EXPIRATION DATE means the earlier of (i) March 15, 2014, or (ii) the termination of this AGREEMENT if the termination occurs pursuant to Section 2.02 of this Agreement as a result of an uncured monetary default of INSYS.

1.04	EFFECTIVE DATE means March 16, 2007.

1.05	API means the active pharmaceutical ingredient (as defined in the FDA Guidance for Industry Q7A) of delta 9 THC (known by its chemical name as (-)-Tetrahydro-6,6,9-trimethyl-3-pentyl-6H-dibenzo[b,d]pyran-l-ol) having a CAS No. of [1972-08-3].

1.06	THC PRODUCTS means any products containing API.

1.07	COMMERCIAL PHARMACEUTICAL MARKET means the global market of pharmaceutical drugs made commercially available to the general public for human consumption.

1.08	OTHER MARKETS means all other markets other than COMMERCIAL PHARMACEUTICAL MARKET including, but not limited to, sales of analytical reference standards or Cerilliant Corporation catalogue items.

1.09	COMMERCIALIZATION means the date of introduction of THC PRODUCTS for sale to the COMMERCIAL PHARMACEUTICAL MARKET for human consumption.

1.10	DEFERRED FEES means payments made by INSYS to APL calculated pursuant to the schedule in Paragraph 4.04.

1.11	NET SALES means amounts invoiced for sales of the THC PRODUCTS provided to customers or distributed by INSYS or any RELATED PARTY of INSYS, less the sum of legitimate (i) trade, quantity and cash discounts actually allowed or paid, (ii) credits or allowances given or made for return of previously sold THC PRODUCTS, (iii) rebates and chargebacks specifically identified to the sale of the THC PRODUCTS by INSYS and its RELATED PARTIES; and (iv) sales taxes, duties or other governmental charges levied on or measured by the billing amount, as adjusted for rebates and refunds. Such amounts shall be determined from the books and records of INSYS and its RELATED PARTIES which shall be maintained in accordance with generally accepted accounting principles. Sales of THC PRODUCTS by and between INSYS and its RELATED PARTIES are not sales to third parties and shall be excluded from NET SALES calculations for all purposes.

1.12	NET SALES REPORT means the report generated and delivered by INSYS to APL setting forth for the quarter just ended NET SALES of THC PRODUCTS in reasonable detail by invoice. Each NET SALES REPORT shall include: the date of sale, the invoice number, the THC PRODUCT sold, the number of units sold, the unit price and the invoice amount. INSYS shall provide to APL such other detail as reasonably requested.

1.13	CONFIDENTIAL INFORMATION means all non-public and proprietary information which has been or will be disclosed by one party, or its AFFILIATES, consultants, or agents, to the other party, or its AFFILIATES, consultants, or agents, whether set forth orally or in writing relating to their respective business interests, technical information, know how, clinical data, product specifications, product development plans and ideas, marketing plans and ideas, manufacturing information, customers, or business operations. CONFIDENTIAL INFORMATION shall not include: (i) information which, prior to the time of disclosure, is in the public domain; (ii) information which, after disclosure becomes part of the public domain through no fault of the receiving party; (iii) information which the receiving party can establish in writing was already known to it or was in its possession prior to the time of disclosure and was not acquired, directly or indirectly, from the disclosing party; (iv) information that the receiving party lawfully received from a third party, provided, however, that such third party was not obligated to hold such information in confidence; and (v) information that was independently developed by the receiving party without reference to any CONFIDENTIAL INFORMATION as established by appropriate documentation.

1.14	AFFILIATE means any corporation, partnership, joint venture, or other entity (i) in which a party hereto owns or controls, directly or indirectly, greater than fifty percent (50%) of the equity interest or (ii) which owns or controls, directly or indirectly, greater than fifty percent (50%) of one of the parties hereto or (iii) which is more than fifty percent (50%) owned or controlled, directly or indirectly, by the same entity which owns or controls more than fifty percent (50%) of one of the parties hereto.

1.15	RELATED PARTY means any person, corporation, partnership, joint venture, or other entity (i) in which a party hereto owns or controls, directly or indirectly, greater than five percent (5%) of the equity interest or (ii) which owns or controls, directly or indirectly, greater than five percent (5%) of one of the parties hereto or (iii) which is more than five percent (5%) owned or controlled, directly or indirectly, by the same person or entity which owns or controls more than five percent (5%) of one of the parties hereto.

1.16	CPI means the annual rate of change in the annual average Consumer Price Index - U S. City Average for all Urban Consumers (CPI-U) for all items, not seasonally adjusted. Calculations of CPI changes shall always use the latest version of the Consumer Price Index data available.

1.17	SPECIFICATIONS means the standards for manufacture and delivery of API as set forth on EXHIBIT A which, at a minimum, will meet current United States Pharmacopeia (“USP”) monograph specifications and which the API will be required to meet for release by APL and acceptance by INSYS.

1.18	FORCE MAJEURE EVENT means as set forth in Section 9.12 herein.

SECTION 2 - TERM AND TERMINATION

2.01	TERM OF AGREEMENT. Except as otherwise set forth herein, this AGREEMENT shall commence on the EFFECTIVE DATE and extend for an initial period equal to one-

hundred-eighty (180) months from COMMERCIALIZATION (the “Initial Term”), and, unless otherwise terminated or canceled in accordance with the provisions hereof, shall thereafter automatically renew in increments of thirty-six (36) months (each a “Successive Term”)

2.02	TERMINATION DUE TO DEFAULT. Either party may terminate this AGREEMENT upon the material default or breach of this Agreement by the other party by providing the other party with written notice of such default or breach and providing such default or breach is continuing after and the defaulting party fails to cure such default or breach within forty-five (45) days of such notice. Such right to terminate this AGREEMENT shall be in addition to and shall not be prejudicial to any right or remedies, at law or equity, which said other party may have on account of such default or breach. Once a party has received a notice of default, the defaulting party must use commercially reasonable efforts to remedy the default or breach within the time period set forth above. Failure to cure the default or breach within the cure period set forth above will result in the non-defaulting party’s right to terminate this Agreement immediately following the cure period without further notice.

2.03	TERMINATION UPON EXPIRATION OF TERM. Either party may terminate this AGREEMENT upon the expiration of any term (the Initial Term or any Successive Term) by providing the other party no less than one hundred eighty (180) days written notice prior to the expiration of the Initial Term or any Successive Term.

2.04	TERMINATION DUE TO U.S. REGULATORY MATTERS OR INABILITY TO AGREE OR MEET SPECIFICATIONS. Prior to COMMERCIALIZATION in the United States, either party may terminate this AGREEMENT without any further liability to the other party should the parties, after employing commercially reasonable efforts, be unable to (i) secure appropriate US FDA and / or DEA approvals, permits, and / or U.S. regulatory approvals necessary to perform under this AGREEMENT, (ii) agree upon SPECIFICATIONS, or (iii) manufacture API to SPECIFICATIONS, by giving ninety (90) days written notice to the other party.

2.05	[DELETED]

2.06	OTHER TERMINATION. Either party may terminate this AGREEMENT at any time by providing written notice to the other party in the event (i) either party becomes insolvent or makes a general assignment for the benefit of its creditors, or a receiver or liquidator for either party is appointed or applied for, or either party is unable to pay its debts as they become due; or (ii) any proceeding under any applicable bankruptcy or insolvency laws is brought by or against either party.

2.07	INSYS TERMINATION. INSYS shall have the right to terminate this AGREEMENT only as provided under Sections 2.02, 2.03, 2.04, and 2.06.

2.08

EFFECT UPON TERMINATION. Termination or cancellation of this AGREEMENT for any reason shall not in any way impair or reduce the obligations of the parties under Paragraph 4.04 (Deferred Fees), Section 8 (Confidentiality), and Section 9

(Miscellaneous Provisions). Any termination shall in no way restrict any other rights or remedies which may accrue to either party under the provisions of this AGREEMENT or through due legal process.

SECTION 3 - AGREEMENT TO SUPPLY AND PURCHASE API

3.01	During the term of this AGREEMENT, APL will supply properly packaged and labeled API to INSYS meeting the SPECIFICATIONS and will not knowingly develop, manufacture, provide or sell API for use in the COMMERCIAL PHARMACEUTICAL MARKET (whether for its own account, any AFFILIATE, or for any third party). APL may, however, develop, manufacture, provide and sell API to customers for purchase in OTHER MARKETS and nothing herein shall preclude APL or Cerilliant Corporation from using and selling API in analytical reference materials to any customer in any market. APL agrees to supply INSYS with API throughout the term as provided in Section 4 herein.

3.02	During the term of this AGREEMENT, INSYS will purchase API exclusively from APL and will not manufacture API itself or outsource API from any source other than APL, except as otherwise authorized by this AGREEMENT. INSYS agrees to purchase API from APL as provided in Section 4.01 herein.

3.03	APL shall provide, in connection with each delivery of the API, a Certification of Analysis (sufficient to document the identity and purity of the API and evidencing that the API meets the SPECIFICATIONS), Material Safety Data Sheets (sufficient to satisfy any United States governmental regulatory requirements) and other data sheets or certifications as mutually agreed.

3.04	APL shall use commercially reasonable efforts to promptly obtain all necessary Drug Enforcement Administration (DEA) registrations and quotas for the manufacture of API. INSYS shall assist APL in securing the necessary manufacturing quotas for API from the DEA.

3.05	APL shall use commercially reasonable efforts to promptly obtain Food and Drug Administration (FDA) approval for its manufacturing site and process prior to commercialization. Further, APL will support and provide INSYS with documentation related to the API manufacturing process that is necessary for obtaining governmental approvals such as copies of master batch records and related analytical data.

3.06	INSYS shall engage a third party consultant to assist APL in the writing and filing of a Drug Master File (“DMF”) for API. The DMF shall be filed in the name of APL and APL shall be the sole owner of any rights accruing through the filing of the DMF. APL shall provide to the third party consultant (who shall be under obligation of confidentiality) and INSYS all information necessary for the proper and complete filing of the DMF. All costs of the consultant shall be borne by INSYS and the parties shall cooperate in assisting each other in the efficient use of such consultant.

3.07	APL shall maintain at all times, all regulatory and governmental permits, licenses and approvals that are necessary to manufacture and ship the API in accordance with the SPECIFICATIONS.

3.08	APL will be responsible for all reporting matters regarding the API to the appropriate government authorities in a timely manner and in accordance with pertinent laws and regulations.

3.09	APL shall comply with all applicable DEA and FDA and cGMP regulations in the manufacture of API.

3.10	APL will promptly notify INSYS of any governmental inspection relating to compliance with 3.09 and INSYS retains the right to have its representatives present at any such government inspection. Further, INSYS retains the right to inspect the applicable APL manufacturing and documentation facilities upon reasonable notice.

3.11	INSYS shall assist APL in achieving the cost efficient manufacture of API.

3.12	INSYS shall acquire by purchase or lease for APL’S use, the equipment necessary to produce API, including, but not limited to, preparative chromatographic purification equipment and supplies including chromatographic columns, reactors, solvent removal / recovery systems, and distillation equipment, set forth on EXHIBIT B hereto, which may be amended from time to time by mutual agreement. APL will lease the equipment for monthly payments equal to 1.67% of the purchase price for a period equal to the lesser of the term of the AGREEMENT or sixty (60) months following the Initial Repayment Date. After the earlier of [ *** ] months or the termination of this AGREEMENT, ownership of the equipment will be transferred from INSYS to APL except as provided below. In the event of termination of the AGREEMENT under Section 2.02 prior to the [ *** ] months from the date of acquiring certain equipment pursuant to this paragraph, the ownership of the equipment acquired by INSYS and leased to APL will transfer to the non-defaulting party and, in the case of a termination for any other reason, then APL shall have a purchase option, exercisable for 30 days from the date of termination of this AGREEMENT, to acquire the equipment from INSYS by either (i) making a lump sum payment to INSYS equal to the remaining monthly payments which would otherwise be required to be paid by APL in accordance with this Section 3.12, or (ii) by assuming INSYS’ obligations under the financing lease entered into by INSYS to acquire the equipment, at INSYS’ option. In the event that APL shall elect not to acquire the equipment as herein provided, APL will return the equipment to INSYS within 30 days after termination of this AGREEMENT, in good condition, reasonable wear and tear excepted, to a location designated by INSYS. Notwithstanding the foregoing, both INSYS and APL acknowledge and agree that the rights of the parties hereto to the equipment leased to APL shall be subject to the prior rights of any entity which has filed and duly perfected a UCC financing statement with respect to the equipment; provided, however, that any lease entered into by INSYS to secure equipment for APL as provided for in this AGREEMENT (a copy of which shall be provided to APL) shall be for a term no greater than sixty (60) months, not include any material residual or balloon payments, and shall include APL in the notice provisions; and provided further, that if prior to the termination of this AGREEMENT, INSYS should default on any such financing lease,

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then such default shall be considered a default of INSYS under this AGREEMENT, and further provided, that at such time as ownership of the equipment is to revert to APL under the terms of this AGREEMENT (whether due to termination due to the default of INSYS or due to full payment by APL of the lease terms contained herein), then INSYS shall be obligated to obtain the release of any prior UCC financing statement filing with respect to such equipment to ensure APL’S ownership free and clear.

SECTION 4 - ECONOMIC TERMS

4.01	Subject to adjustment in accordance with the terms of this AGREEMENT, during the term of this Agreement, INSYS will purchase and APL will supply API in the amounts and at the price levels provided in Table 4.01 below; provided however, that (i) should APL be unable, due to a FORCE MAJEURE EVENT, to supply such minimum quantities, then INSYS shall not be obligated to pay for API not supplied by APL and (ii) prior to the completion of Initial Scale Up, the Minimum Quantity that INSYS shall be obligated to purchase shall be the lesser of [ *** ] or 100% of APL’s production (it being recognized that prior to completion of Initial Scale Up APL will have limited ability to produce API). After Initial Scale Up, the Minimum Quantity INSYS shall be obligated to purchase each calendar year shall be 50 kg.

Table 4.01 - Base Price based on Annual Purchase Volume

Quantity Purchased		Base Price per Kg *

First	[ *** ] each calendar year	[ *** ]

Next	[ *** ] each calendar year	[ *** ]

Next	[ *** ] each calendar year	[ *** ]

Amounts in Excess of	[ *** ] each calendar year	[ *** ]

* Price to be adjusted in accordance with Section 4.02 herein.

4.02	Price stated in 4.01 will be adjusted upward as follows: CPI will be adjusted to the price of API beginning in 2006, based on the CPI index for 2005. The base price of API in 2007 would then be increased by the CPI Index for 2006 and so on; provided, however, that in the event APL experiences an increase in its cost of the raw materials necessary for the manufacture of API in excess of CPI, then notice of such increase shall be liven to INSYS sixty (60) days in advance of the implementation of such increase accompanied

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by all supporting documentation reasonably requested by INSYS. Within thirty (30) days after receipt of such notice INSYS shall either accept such increase or obtain alternative sources of supply of materials for APL, provided, however, that any such alternative source of supply secured by INSYS would meet or exceed the quality of the materials provided by APL’S then current supplier(s). If accepted the price shall be adjusted by the CPI plus the percentage increase in APL’S cost of materials in excess of the CPI. In no case would the price be adjusted by an amount not greater than zero.

4.03	Concurrent with any modification or change to the SPECIFICATIONS set forth on EXHIBIT A, the parties shall negotiate, in good faith, appropriate modifications to the prices set forth in 4.01, up or down, to appropriately compensate APL for any such change in materials or process. All such agreements shall be in writing and become a part of this AGREEMENT.

4.04	As additional compensation to APL, INSYS shall pay APL DEFERRED FEES on NET SALES of all THC PRODUCTS beginning with either the calendar year during which COMMERCIALIZATION occurs (the “COMMERCIALIZATION OPTION PERIOD 1”), or at APL’s option, the first calendar year after which COMMERCIALIZATION occurs (the “COMMERCIALIZATION OPTION PERIOD 2”) and continuing until the later of (a) the termination of this AGREEMENT or (b) fifteen (15) years after the period beginning with whichever COMMERCIALIZATION period earlier chosen by APL. INSYS shall notify APL in writing of COMMERCIALIZATION and APL must notify INSYS within thirty (30) days thereafter which commercialization option period it would select.

Calendar Year NET SALES	DEFERRED FEE % of THC PRODUCT NET SALES
Between [ *** ]	[ *** ]
Between [ *** ]	[ *** ]
Between [ *** ]	[ *** ]
[In excess of [ *** ]	[ *** ]

SECTION 5 - PRODUCT DEVELOPMENT, FORECAST, AND ORDERING

5.01	SPECIFICATIONS for API are set forth on EXHIBIT A hereto. The parties may mutually agree to modifications of the SPECIFICATIONS from time to time by amending EXHIBIT A and each amendment shall become a part of this AGREEMENT in the form of EXHIBIT A.1, EXHIBIT A.2, etc. Any such amendment to EXHIBIT A shall include the effective date of the change.

5.02	INSYS and APL shall mutually develop and agree to a plan and timetable for the initial scaling up of APL’S manufacturing facility and for applying for and obtaining all necessary FDA, DEA and other licenses and approvals, and the respective responsibilities of each of the parties in such process. INSYS shall finance the INITIAL SCALE UP and costs of leasehold improvements, engineering services and related costs incident to the

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INITIAL SCALE UP on the following terms:

(a) One Million Dollars ($1,000,000) has been advanced pursuant to the terms of a note in the form attached as Exhibit C hereto (“Note A”), and

(b) Up to Two Million Three Hundred Thousand Dollars ($2,300,000) shall be advanced pursuant to the terms of a note set forth in the form of Exhibit D attached hereto (“Note B”) (as of the date hereof $1,183,510 has been advanced and the outstanding principal balance is $1,183,510).

(c) Each of Note A and Note B would be secured by a security agreement in the form attached as Exhibit E attached hereto (the “Security Agreement”).

(d) The entire $1,000,000.00 principal balance and accrued interest hereunder under Note A would be convertible into a 28.75% ownership interest in APL (the “Conversion Interest”) at any time after September 16, 2007 and prior to the Equity Conversion Option Expiration Date. INSYS would have the right to convert the outstanding principal balance under Note A into the Conversion Interest (the “Equity Conversion Option”) upon written notice to APL at any time prior to the Equity Conversion Option Expiration Date.

5.03	On or before November 15 of each calendar year after COMMERCIALIZATION, INSYS shall provide APL with its forecasted sales of THC PRODUCTS and demand for API for the following twenty-four (24) months along with its business plan (if any) for THC PRODUCTS business segment.

5.04	In order to allow APL to efficiently plan and manage its manufacturing process, INSYS shall provide APL, within forty five (45) days prior to the beginning of each calendar quarter, an estimate of its demand for API for such coming calendar quarter. For example, on or before January 1 of each year, INSYS shall provide its estimate to APL for demand for the calendar quarter beginning the following April 1.

5.05	At such time as INSYS begins to forecast annual demand for API quantities in excess of [ *** ], it shall notify APL at least six (6) months prior to the time that INSYS forecasts such increased demand (the “SCALE-UP NOTICE”). Such SCALE-UP NOTICE shall include INSYS’ demand forecast for the greater of (i) the remainder of the Initial Term or (ii) two (2) years. APL and INSYS shall then have sixty (60) days following APL’S receipt of the SCALE-UP NOTICE to negotiate in good faith a modification to the minimum quantities set forth in Section 4.01 and to agree to a plan for further scale up of the APL manufacturing operation in order to meet such demand. Should the parties not be able to agree to such a modification and plan during such sixty (60) day period, then APL shall have the option, by providing notice to INSYS citing this Section 5.05 within seventy (70) days after receipt of the SCALE UP NOTICE, to decline to meet any demand for API in excess of APL’S then existing capacity and convert this AGREEMENT to semi-exclusive such that INSYS shall be allowed to secure a second source for any API demand in excess of APL’S then existing capacity (the “SEMI-EXCLUSIVE ELECTION”). The SEMI-EXCLUSIVE ELECTION shall not modify any

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terms of this AGREEMENT other than Section 3.02 which shall be modified to provide that INSYS shall first acquire API quantities from APL equal to APL’S then existing capacity with any excess demand to be filled by not more than one (1) other source. The DEFERRED FEE OBLIGATIONS set forth in Section 4.04 hereof shall be modified by reducing the obligations thereunder by the amount of API obtained from third parties and NET SALES generated therefrom in connection with the SEMI- EXCLUSIVE ELECTION, but otherwise this AGREEMENT shall continue in full force and effect until this AGREEMENT is otherwise terminated in accordance with the termination provisions herein.

5.06	After COMMERCIALIZATION, INSYS shall order API by providing a written purchase order to APL at the beginning of each calendar quarter stating the amounts of API requested during the calendar quarter and the requested delivery dates. APL shall ship API to INSYS at the address directed by INSYS on each purchase order. If not specified by INSYS on the purchase order, APL shall determine the appropriate carrier and method for shipment of API. INSYS shall pay for all shipping and special packaging costs related to the shipment of API and such costs and charges will be added to each invoice. WITHIN THIRTY (30) DAYS OF RECEIPT OF AN ORDER, APL SHALL INFORM INSYS OF ANY API SUPPLY DIFFICULTIES. HOWEVER, APL SHALL, IN NO EVENT, BE LIABLE FOR DAMAGES TO INSYS OR ANY THIRD PARTY FOR FAILURE TO SHIP API WHICH ARISE AS A RESULT OF FORCE MAJEURE EVENTS.

5.07	In the event that INSYS’ purchase order for the final quarter of each calendar year does not include sufficient quantities to bring INSYS’ calendar year purchases up to the minimum levels set forth in Section 4.01, APL is hereby authorized to modify such purchase order quantities to the amount necessary to reach the appropriate minimum level. APL shall promptly notify INSYS of the purchase order change.

5.08	In the event of any THC product recall, each party shall fully cooperate with the other to effect such recall as promptly as possible and in compliance with all governmental requirements. INSYS shall make an initial determination as to whether or not the recall is a result of the failure of API to meet the SPECIFICATIONS. In the event INSYS makes an initial determination that the recall is the result of API failing to meet SPECIFICATIONS, it shall promptly notify APL in writing of its findings and shall provide and make available to APL all relevant test data supporting the findings including any sample API utilized to reach such conclusion. Should APL disagree with such findings, it shall conduct its own studies and provide the results to INSYS. If after comparing each party’s relevant studies and test data, the parties cannot agree as to whether or not API meets SPECIFICATIONS, then the parties shall submit all of the test data and samples to an independent lab for final determination. In the event it is determined that the recall is due to API that does not meet SPECIFICATIONS, APL shall undertake the remanufacture of API and shall provide sufficient additional quantities of API to INSYS, at no cost to INSYS, to replace all API determined to not meet SPECIFICATIONS. APL’S sole liability shall be to replace, at no additional cost to INSYS, any API which fails to meet the SPECIFICATIONS.

SECTION 6 - PAYMENTS AND SALES REPORTING

6.01	REPORTING. Upon COMMERCIALIZATION, INSYS shall deliver to APL the NET SALES REPORT within sixty (60) days following the end of each calendar quarter at the address set forth herein and in such form as agreed between the parties.

6.02	API PAYMENTS. INSYS shall make payment on all purchases from APL within thirty (30) days of shipment.

6.03	DEFERRED FEES. INSYS shall deliver to APL payment of the DEFERRED FEES within ninety (90) days following each calendar quarter end at the address set forth above or via wire transfer to an account stipulated in writing by APL. INSYS shall pay APL interest at the rate of fifteen percent (15%) per annum on all DEFERRED FEES not paid when due. In the event DEFERRED FEES are collected through bankruptcy or through judicial proceedings by an attorney or placed in the hands of an attorney or agency for collection, INSYS agrees to pay the other party’s reasonable attorney’s fees and other costs of collection.

6.04	TIMING OF SALES. A sale of THC PRODUCT for purposes of calculating NET SALES shall be deemed to have occurred at the earlier of invoicing or shipment by INSYS or its AFFILIATES or RELATED PARTIES to its non-AFFILIATE or RELATED PARTY customer.

6.05	CURRENCY. All NET SALES shall be reported and all payments and DEFERRED FEES shall be paid in U.S. dollars.

6.06	AUDIT. APL, or its designated agent, shall upon written request to INSYS (but not more than once annually) be entitled, at APL’s sole cost and expense, to inspect pertinent books and records of INSYS to determine the accuracy and completeness of any NET SALES REPORT made pursuant to this AGREEMENT. In the event such examination reveals any discrepancy of the DEFERRED FEES actually paid versus due, then INSYS shall pay APL the amount of such underpayment or in the event of an overpayment, APL shall pay INSYS, each within fifteen (15) days after completion of such examination and delivery of the examination report. In the event such examination reveals an underpayment by INSYS of more than ten percent (10%) for any period examined, then INSYS shall reimburse APL for its out of pocket costs incurred in conducting such exam. APL shall not be entitled to examination of INSYS books and records beyond three (3) years after the close of the period to which such books and records pertain.

SECTION 7 - OTHER

7.01

RIGHT OF FIRST REFUSAL. Provided that APL is not in default of this AGREEMENT, INSYS shall grant APL a right of first refusal, to be exercisable for a period of thirty (30) days after notice from INSYS, to bid upon any and all outsourced synthetic projects relating to THC PRODUCTS or API. Should APL’S terms be less attractive than other proposals offered to INSYS, APL shall have the option, for a period of thirty (30) days, to endeavor to match the third party terms and provide evidence of its ability to fulfill the contract terms at the same level of performance as the proposing third party.

7.02	MINIMUM QUANTITIES. The minimum quantities provided in Table 4.01 are set forth for the economic benefit of APL and are a material inducement to APL to enter into this AGREEMENT. Unless the parties mutually agree otherwise in writing, APL shall sell and supply and INSYS shall purchase and pay for the minimum quantities of API as set forth in Section 4 herein, except as otherwise provided in this AGREEMENT.

SECTION 8 - CONFIDENTIALITY

8.01	CONFIDENTIALITY. The parties hereto shall safeguard any CONFIDENTIAL INFORMATION obtained heretofore or hereafter from the other party, its AFFILIATES, RELATED PARTIES, consultants, and agents against unauthorized disclosure and will reveal such information only to its employees, consultants, or agents, officers, and directors having a need to know same and further, shall ensure that such employees, agents, consultants, officers, and directors shall be informed of this confidentiality obligation and that each shall each be bound by written obligations of confidentiality on terms at least as restrictive terms as those contained in this AGREEMENT. The receiving party shall inform its officers and agents to whom it discloses any CONFIDENTIAL INFORMATION of the other party of the confidential nature of such information and shall cause each of them to observe the limitations of the use thereof, in the same manner and to the same extent as is required under this AGREEMENT. Title to, and all rights emanating from the ownership of, all CONFIDENTIAL INFORMATION disclosed under this AGREEMENT shall remain vested in the disclosing party. The receiving party agrees that the disclosure of CONFIDENTIAL INFORMATION to any third party without the express written consent of the disclosing party may cause irreparable harm to the disclosing party, and that any breach or threatened breach of this provision by the receiving party will entitle the disclosing party to seek injunctive relief, in addition to any other legal remedies available to it, in any court of competent jurisdiction.

8.02	DISCLOSURE WHEN COMPELLED BY LAW. Nothing in this AGREEMENT shall prohibit the receiving party from disclosing CONFIDENTIAL INFORMATION of the other party when compelled to such disclosure by a court or other tribunal of competent jurisdiction, provided that the disclosing party shall promptly notify the other party so that it may seek appropriate protective order or other remedy. In any event, the receiving party shall disclose only that portion of CONFIDENTIAL INFORMATION that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

8.03	RETURN OF CONFIDENTIAL INFORMATION. Upon the expiration or termination of this AGREEMENT for any reason, the parties hereto shall return to the other party, upon written request, all CONFIDENTIAL INFORMATION of tangible form still in its possession.

8.04	SURVIVAL UPON TERMINATION. The confidentiality obligations herein shall continue during the term of this AGREEMENT and shall survive any expiration, termination, or cancellation of this AGREEMENT or any other AGREEMENT between the parties for a period of five (5) years.

SECTION 9 - MISCELLANEOUS PROVISIONS

9.01	REPRESENTATIONS and WARRANTIES. APL and INSYS hereby represent and warrant to each other that the execution and delivery of this AGREEMENT will not conflict with or result in a material breach of or default under any agreement or instrument to which either party is a party or by which any it its properties is bound.

9.02	PRODUCT WARRANTY. APL warrants the API sold to INSYS under this AGREEMENT shall meet the SPECIFICATIONS. APL’S sole liability shall be to replace, at no additional cost to INSYS, any API which fails to meet the SPECIFICATIONS. APL DOES NOT MAKE ANY IMPLIED REPRESENTATIONS, CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.03	LIMITATION OF LIABILITY. Except as it relates to a breach of Section 8 (Confidentiality) by either party, in no event shall APL or INSYS be liable to the other for any special or consequential damages or lost profits arising out of or under this AGREEMENT. However, INSYS agrees and stipulates that, in the event of termination of this AGREEMENT by APL pursuant to Section 2.02, APL shall be entitled to recover liquidated damages in an amount equal to Five Million Dollars ($5,000,000.00).

9.04	INSURANCE. Each party shall carry, at its own expense, appropriate business insurance coverage for companies engaged in similar activities taking into account the scope of activities contemplated, including product liability insurance. INSYS shall include APL as an additional named insured on any product liability policy.

9.05	INDEMNITY. The parties hereto agree to indemnify, defend, and hold each other harmless from and against those third party claims, demands, liabilities, losses, penalties, or other causes of action, as well as all costs, reasonable attorney’s fees and other related expenses, for injury or damages to any person or property which arise out of the acts, negligence, and omissions of each other party to this AGREEMENT. The parties agree that INSYS shall indemnify, defend, and hold APL harmless from and against those third party claims, demands, liabilities, losses, penalties, or other causes of actions, as well as all cost, reasonable attorney’s fees and other related expenses, arising from the sale of THC PRODUCTS except to the extent the liability is the result of the failure of the API to meet the SPECIFICATIONS.

9.06	INDEPENDENT CONTRACTORS. Under the terms of this AGREEMENT, APL and INSYS are independent contractors. Neither party is an employee, agent, or partner of the other, and nothing contained herein shall be deemed to create a partnership between APL and INSYS. Neither party has any authority under this AGREEMENT to incur any obligations or responsibilities on behalf of the other party.

9.07	ASSIGNMENT. This AGREEMENT shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of APL and INSYS; provided, however, that neither party shall have the right to assign this AGREEMENT without the prior written approval of the other party unless such assignment is in connection with the sale of its entire business to which this AGREEMENT pertains and is an assignment of this AGREEMENT in its entirety, in which event neither party may unreasonably withhold consent. In the event INSYS sells or transfers the proprietary technology or patents relating to its formulation or development of THC PRODUCTS to another entity, INSYS shall notify APL prior to the closing of such transaction and ensure that the acquiring entity agrees to assume and to be bound by, and is qualified and licensed to perform, the obligations and responsibilities provided in this AGREEMENT. In the event APL sells or otherwise transfers the business unit responsible for the manufacture of API to another entity, then APL shall notify INSYS prior to the closing of such transaction and as a requirement to consummation of such transaction, APL shall require the acquiring entity to acknowledge and agree in writing to its assumption of the ongoing obligations, and is qualified and licensed to perform, under this AGREEMENT.

9.08	DISPUTE RESOLUTION/ARBITRATION. All disputes, controversies or differences arising out of or in relation to this AGREEMENT shall be first amicably settled in good faith negotiation between the parties hereto. If such amicable settlement cannot be reached, then such dispute shall be submitted to binding arbitration in Dallas, Texas before a qualified arbitrator licensed to practice law in the State of Texas and selected in accordance with the standard rules of the American Arbitration Association (AAA). In the event that APL and INSYS cannot agree on an arbitrator, each of them shall select an arbitrator, and the two arbitrators shall select an arbitrator who, together with the two selecting arbitrators, shall serve as a three-member arbitration panel. The standard rules of the AAA shall govern any arbitration proceeding brought under this AGREEMENT. APL and INSYS shall equally share the cost associated with arbitration; however each party shall pay its own attorney’s fees related to such arbitration. In connection with any arbitration proceeding, the arbitrator shall determine which party (or if both, in what proportions) shall be required to bear the costs of travel and subsistence of INSYS in connection with attending such arbitration session in Texas. Nothing herein shall prohibit either party from seeking equitable relief in a court of competent jurisdiction.

9.09	COMPLIANCE WITH APPLICABLE LAWS. APL and INSYS agree to comply with all applicable export laws and regulations and any laws or regulations governing the manufacture, sale, or shipping of API and THC PRODUCTS in the U.S. and abroad.

9.10	PROVISION SEVERED. In the event that any portion of this AGREEMENT is found to be invalid or to contravene with any applicable law, that portion only of the AGREEMENT shall be modified to the minimum extent necessary to cause this AGREEMENT to comply with such law and the balance of the AGREEMENT shall continue in full force and effect.

9.11

NOTICE. Any notice required to be given under this AGREEMENT shall be in writing and shall be deemed to be sufficiently given to either party if left at, sent by facsimile (with confirmation of transmission) or forwarded by recognized overnight courier and addressed to APL or INSYS at the address set forth below for each party:

If to APL:

Austin Pharma, LLC

Attn: Sherri Pogue

811 Paloma Drive, Suite A

Round Rock, Texas 78664

Facsimile (512) 238 9849

With a copy to:

Lynch Investment Company

Attn: John Benefield

1845 Woodall Rodgers Frwy, Suite 1600, LB-16

Dallas, TX 75201

Facsimile (214) 871-0075

If to INSYS:

Insys Therapeutics, Inc.

Attn: Jon W. McGarity, President and CEO

10220 South 51st Street

Suite 2

Phoenix, Arizona 85044-5231

Facsimile (480) 905-1839

With a copy to:

Bell, Boyd & Lloyd LLP

Attn: Steven E. Ducommun

70 West Madison

Suite 3100

Chicago, Illinois 60602

Facsimile (312) 827-8003

Either party shall, at any time, change the address to which notice shall be given hereunder to the other party by written notice under this Paragraph. The date of giving notice shall be the date that receipt is acknowledged, confirmed electronically, or two (2) business days after the notice is sent via recognized overnight courier.

9.12

FORCE MAJEURE EVENTS. Neither of the parties hereto shall be liable in damages towards the other under this AGREEMENT nor have any right to terminate this AGREEMENT for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to insurmountable material supply difficulties, inability to manufacture API to SPECIFICATIONS, terrorism, acts of God, government restrictions, continuing domestic or international problems such as wars or insurrections, strikes, floods, work stoppages, and embargoes, provided, however, that should any such default continue for a period of one hundred twenty (120) days, then the non defaulting party shall have the right to terminate this AGREEMENT by providing the defaulting party five (5) days written notice.

9.13	WAIVER. The failure of either party to enforce at any time or for any period of time any provision of this AGREEMENT shall not be construed as a waiver of any such provision or of the right of the non enforcing party thereafter to enforce each and every provision of this AGREEMENT.

9.14	APPLICABLE LAW. The interpretation and application of the provisions of this AGREEMENT shall be governed by the laws of the State of Texas.

9.15	ENTIRE AGREEMENT. This AGREEMENT, including the exhibits, sets forth the entire understanding between the parties hereto and supersedes any prior written or verbal agreement relating to the subject matter hereof, including without limitation the Amended Restated Agreement. Neither party shall be bound by any condition, definition, representation, or warranty other than expressly set forth herein or as subsequently set forth in writing executed by duly authorized officers of the parties.

9.16	SUPPLY PROTECTION NON-COMPETITION COVENANT. APL and its parent, Cerilliant Corporation, agrees and stipulates that, in the event of termination of this AGREEMENT by INSYS pursuant to Section 2.02, APL and its parent, Cerilliant Corporation, shall not, for a period of two (2) years following such termination, manufacture, make, have made, sell, or distribute THC Products for use within the COMMERCIAL PHARMACEUTICAL MARKET for any person or entity other than INSYS. The parties agree that this restriction is reasonable given the substantial expenditures by INSYS in developing the THC Products and the technical assistance by INSYS to APL in connection with this Agreement. The parties further agree that this provision shall survive termination of the Agreement and may be enforced by specific performance

9.17	AMENDMENT OF REGULATIONS.

(a) Upon the exercise of the Equity Conversion Option, the Regulations of APL (the “Regulations”) shall be amended as follows:

(i) INSYS shall be admitted as a member of APL, and the Conversion Interest will be issued having the same rights, preferences and privileges as all other membership interests in APL then outstanding.

(ii) INSYS shall have the right to designate a number of managers of APL to approximate its proportionate equity ownership interest.

(iii) INSYS shall be provided with customary information rights regarding the business affairs and financial operations of APL.

(iv) INSYS shall be provided with preemptive rights on any new issuances of membership interest in AFL, subject to customary exceptions for membership interests issued in acquisitions or as a part of an employee’s compensation.

(v) INSYS shall have co-sale rights and rights of first offer on future sales of the membership interests in APL held by Cerilliant Corporation (“Parent”). The right of first offer would be on the following terms: (i) if Parent proposed to sell its interest in APL (the “Offered Interests”), Parent would first offer to sell such interest in writing (the “Offer Notice”) to INSYS at a specified price (the “Target Price”); (ii) INSYS shall have fifteen days following the delivery of the Offer Notice to accept the offer to sell at the Target Price and purchase the Offered Interests; and (iii) if INSYS does not purchase the Offered Interests within such fifteen (15) day period, then Parent may sell the Offered Interests at a price that is not less than 95% of the Target Price (subject to INSYS co-sale right in any such sale at any time within sixty (60) days following the expiration of such fifteen (15) day period).

(vi) INSYS shall be provided customary registration rights with regards to the Conversion Interest, exercisable within 180 days following the initial public offering of securities by APL.

Notwithstanding the foregoing (9.17(a)(i)-(vi)), the rights set forth in clauses (ii) through (vi) will be terminated in the event of any monetary default by INSYS that results in the termination of the Agreement.

(b) Additional Amendments to Regulations. In addition to the amendments to the Regulations of APL set forth above, the Regulations would be further amended to provide as follows:

(i) Each member would maintain all information received regarding APL or Parent (or any other member) in its capacity as a member confidential, and would not use or disclose such information without the consent of APL and all other members.

(ii) INSYS would not compete with APL so long as this Agreement has not become semi-exclusive in accordance with Section 5.05 of this Agreement; and if this Agreement becomes semi-exclusive in accordance with Section 5.05, then INSYS’ activities as it relates to its second source supplier shall not be considered competitive.

(iii) INSYS would be subject to customary restrictions on transfers and buy-sell provisions applicable to holders of minority interests, including without limitation a right of first offer in favor of APL and Parent in the event of any transfers of interest by INSYS (which must be exercised in whole and not in part) similar to the right of first offer to be granted to INSYS as set forth in Section 9.17(a)(iv) above.

(iv) Upon any liquidation, dissolution or sale of all or substantially all of the assets or equity interest of APL, Parent would have a right of first refusal (at fair market value) and drag-along rights on the interest held by INSYS.

(v) All restrictions set forth in this Section 9.17 would apply to INSYS and any transferee or assignee of the Conversion Interest

(c) Repurchase Options. If this Agreement terminates pursuant to Section 2.02 as a result of the material default of INSYS at any time after INSYS has exercised the Equity Conversion Option, then APL (or Parent) would have the right, but not the obligation, at any time after such termination, to repurchase the Conversion Interests for the then fair market value (determined by an independent qualified appraiser giving due consideration to the termination of this Agreement). If APL exercises its repurchase right, APL would have the right to offset against the repurchase price any amounts owed APL under this Agreement, and if there is a dispute regarding APL’s good faith estimate of amounts owed to it under this Agreement, then APL would deposit any amounts owed to INSYS in connection with the repurchase into an escrow pending the final resolution of the amounts owed.

(d) Additional Purchase Option. At any time prior to INSYS’ exercise of the Equity Conversion Option, INSYS would be entitled to exercise the preemptive right set forth in Section 9.17(a)(iv) and would have a right of first offer on any sale of equity interest in APL by Parent. The terms of right of first offer shall be similar to the terms set forth in 9.17(a)(iv).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, the parties hereto have caused this document to be executed by their respective corporate officers duly authorized thereunto on the day and year first above mentioned.

AUSTIN PHARMA, LLC

By:	/s/ Sherri Pogue
Its:	CEO
Date:	8-15-07

INSYS THERAPEUTICS, INC.

By:	/s/ Jon W. McGarity
Its:	President & CEO
Date:	8-16-07

Acknowledgement of the provisions of Section 9.16:

CERILLIANT CORPORATION

By:	/s/ Sherri Pogue
Its:	CEO
Date:	8-15-07

AUSTIN PHARMA, LLC

INSYS SPECIFICATIONS FOR DRONABINOL

Effective September 20, 2007

EXHIBIT A

Customer Specification for Dronabinol, USP Customer: Insys Therapeutics Inc.
Tests	Acceptance Criteria	Analytical Procedure
Appearance	[ *** ]	[ *** ]
Identification	[ *** ]	[ *** ]
Identification by FTIR	[ *** ]	[ *** ]
Identification by Specific Rotation	[ *** ]	[ *** ]
Achiral Assay by HPLC/UV	[ *** ]	[ *** ]
Δ8-THC Assay by HPLC/UV	[ *** ]	[ *** ]
Cannabinol determination by HPLC/UV	[ *** ]	[ *** ]
Cannabidiol determination by HPLC/UV	[ *** ]	[ *** ]
Exo-THC Assay by GC/FID	[ *** ]	[ *** ]
Impurity – RRT 0.91 ± 0.02 (cis- Δ9-THC) determination by HPLC/UV	[ *** ]	[ *** ]
Unidentified Impurity – RRT 0.82 ± 0.02 determination by HPLC/UV	[ *** ]	[ *** ]
Unidentified Impurity – RRT 1.08 ± 0.02 determination by HPLC/UV	[ *** ]	[ *** ]
Unidentified Impurity – RRT 1.11 ± 0.02 determination by HPLC/UV	[ *** ]	[ *** ]
Any Individual Unspecified Impurity	[ *** ]	[ *** ]
Total Impurities	[ *** ]	[ *** ]
Residual Solvent Analysis by GC/FID Headspace	[ *** ]	[ *** ]
Cyclohexane Solvent Analysis by GC/FID Headspace	[ *** ]	[ *** ]
Hexane Solvent Analysis by GC/FID Headspace	[ *** ]	[ *** ]

Confidential / Page 1	Initial/Date:	APL /s/ SP 9-20-07	Insys	/s/ JM 9-20-07

**CONFIDENTIAL

TREATMENT REQUESTED

AUSTIN PHARMA, LLC

INSYS SPECIFICATIONS FOR DRONABINOL

Effective September 20, 2007

EXHIBIT A

Customer Specification for Dronabinol, USP Customer: Insys Therapeutics Inc.
Tests	Acceptance Criteria	Analytical Procedure
Dichloromethane Solvent Analysis by GC/FID Headspace	[ *** ]	[ *** ]
Toluene Solvent Analysis by GC/FID Headspace	[ *** ]	[ *** ]
Acetone Solvent Analysis by GC/FID Headspace	[ *** ]	[ *** ]
Heavy Metals	[ *** ]	[ *** ]
Residue on Ignition	[ *** ]	[ *** ]

Confidential / Page 2	Initial/Date:	APL /s/ SP 9-20-07	Insys	/s/ JM 9-20-07

***CONFIDENTIAL

TREATMENT REQUESTED

EXHIBIT B - EQUIPMENT

Description	Estimated total Cost	Manufacturer	Serial Numbers
[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]

[ *** ]
[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]		[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]
[ *** ]	[ *** ]	[ *** ]	[ *** ]

Total estimated cost	[ *** ]

Confidential	9/19/007

***CONFIDENTIAL

TREATMENT REQUESTED

Exhibit C

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

THE UNPAID PRINCIPAL AMOUNT OF THIS NOTE IS CONVERTIBLE INTO EQUITY INTERESTS TO THE EXTENT AND IN THE MANNER SET FORTH IN ANNEX A ATTACHED HERETO, WHICH FORMS A PART OF THIS NOTE AND IS INCORPORATED HEREIN.

CONVERTIBLE SECURED PROMISSORY NOTE

$1,000,000	Dallas, Texas
March 16, 2006

FOR VALUE RECEIVED, the undersigned, AUSTIN PHARMA, LLC, a Texas limited liability company (“Maker”) hereby promises to pay to the order of INSYS THERAPEUTICS, INC., a Delaware corporation (“Payee”) the principal sum of ONE MILLION DOLLARS ($1,000,000.00), or such lesser amount as may be outstanding hereunder from time to time, plus all accrued but unpaid interest upon the outstanding principal amount from time to time calculated at the Base Rate (as defined below) in lawful money of the United States of America as provided herein; provided that if Payee elects, at Payee’s option, to convert the unpaid principal under this Note into equity interests of Maker (“Interests”), as provided in Annex A attached hereto, then such conversion shall be in full satisfaction and extinguishment of any obligation to repay such portion of the outstanding principal under this Note. Payee shall advance amounts to Maker from time to time upon request to Maker up to and including ONE MILLION DOLLARS ($1,000,000.00) (the “Maximum Principal Amount”) and the parties acknowledge that less than the Maximum Principal Amount will be outstanding from time to time. This Note is entered into in connection with the Third Amendment to Exclusive Purchase and Supply Agreement between Maker and Payee dated of even date herewith (the “Supply Agreement”). This Note is Note A as defined in the Supply Agreement. All capitalized terms used in this Note and not otherwise defined shall have the meanings assigned to them in the Supply Agreement.

Upon the earlier to occur of September 16, 2007 or the advancing by Payee of the Maximum Principal Amount and until the Equity Conversion Option Expiration Date, the principal amount outstanding at any time under this Note shall be convertible into Interests as set forth on Annex A attached hereto. As used herein, “Base Rate” means a rate per annum equal to the lesser of (i) eight percent (8%) and (ii) the maximum rate permitted by applicable law. Any payment on this Note shall be made at the address of Payee set forth in the Supply Agreement.

Commencing on the Initial Repayment Date and thereafter on the first day of each month until the Equity Conversion Option Expiration Date (or the date that the principal amount outstanding hereunder is converted in full), Maker shall make monthly payments of interest to

1.

Payee. All interest accrued between the date of this Note and the Initial Repayment Date (“Accrued Interest”) shall be added to and constitute a part of the principal amount outstanding under Note B issued under the Supply Agreement.

Commencing on the thirtieth day following the Equity Conversion Option Expiration Date and on the first day of each month thereafter, this Note shall be repaid in 60 equal monthly installments of principal and interest equal to $120,133.84. Maker may not prepay the principal amount of this Note without the prior written consent of Payee prior to the Equity Conversion Option Expiration Date. Following the Equity Conversion Option Expiration Date, this Note may be prepaid by Maker at any time.

The obligations under this Note are secured pursuant to the terms of a Security Agreement of even date herewith between Maker and Payee.

This Note may only be changed or amended in accordance with the terms of the Supply Agreement.

If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Maker agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.

Maker and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. MAKER HEREBY CONSENTS TO THE JURISDICTION OF THE FEDERAL COURT SITTING IN COOK COUNTY, ILLINOIS WITH RESPECT TO ALL MATTERS ARISING UNDER THIS NOTE.

[Signature Page Follows]

2.

IN WITNESS WHEREOF, Maker has caused this Note to be signed in its corporate name by one of its respective officers thereunto duly authorized and to be dated as of the day and year first above written.

AUSTIN PHARMA, LLC

By:	/s/ Sherri Pogue
Name:	Sherri Pogue
Its:	CEO

3.

ANNEX A

to the annexed

Convertible Secured Promissory Note

which forms a part of the Note and is incorporated therein

Conversion

(a) Right to Convert. At any time upon no less than [ *** ] prior written notice to Maker (the “Conversion Notice”), the holder hereof shall have the right to convert the principal amount of this Note then outstanding into the Conversion Interest. Such right of conversion shall be exercised by the holder by giving written notice to Maker that such holder elects to convert all (but not less than all) of the outstanding principal amount this Note into the Conversion Interest and by surrender of this Note to Maker at its principal office at any time during usual business hours, together with a statement of the name or names (with addresses) in which the Conversion Interest shall be issued. The issuance of the Conversion Interest shall be subject at all times to the terms of the Supply Agreement,

(b) Issuance of Conversion Interest: Time Conversion Effected. Promptly after the receipt by Maker of the written notice referred to in paragraph (a) above and surrender of this Note, Maker shall deliver to the holder hereof, amended and restated Regulations (as provided in the Supply Agreement) showing Payee as the owner of the Conversion Interest. To the extent permitted by law, such conversion shall be deemed to have been effected as of the date of the delivery of the Conversion Notice, and at such time the rights of the holder hereof (as a holder of the Note only) shall cease, and the person or persons in whose name or names shall be deemed to have become the holder or holders of record of the Conversion Interest.

***CONFIDENTIAL

TREATMENT REQUESTED

Exhibit D

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN EXEMPTION THEREFROM.

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$2,300,000	Dallas, Texas
August 16, 2007

FOR VALUE RECEIVED, the undersigned, Austin Pharma, LLC, a Texas limited liability company (“Maker”) hereby promises to pay to the order of INSYS Therapeutics, Inc., a Delaware corporation (“Payee”) the principal sum of (a) Two Million Three Hundred Thousand Dollars ($2,300,000), or, if less, the aggregate unpaid outstanding principal amount of all advances made hereunder by Payee as set forth on the grid attached as Appendix A hereto (the “Grid”) plus (b) on the Initial Repayment Date, the Additional Principal Amount (as defined below), or such lesser amount as may be outstanding hereunder from time to time, plus (c) all accrued but unpaid interest thereon from time to time calculated from the Initial Repayment Date at the Base Rate (as defined below) in lawful money of the United States of America as provided herein. This Note is entered into in connection with the Second Amended and Restated Exclusive Purchase and Supply Agreement between Maker and Payee dated of even date herewith (the “Supply Agreement”). This Note is Note B as defined in the Supply Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Supply Agreement.

This Note amends and restates in its entirety that certain promissory note dated March 16, 2006 by and between Maker and Payee (the “Original Note”) plus certain other disbursements made by Payee to Maker from time to times as noted on the Grid. The Original Note is superseded by the terms hereof and shall have no further force and effect.

All advances made hereunder by Payee to Maker and all payments made on account of principal hereof and interest hereunder shall be recorded on the Grid, provided that Payee’s failure to record any such advances or payments (or error in such notation) shall not limit or otherwise affect the Maker’s obligations in respect of the loans under this Note.

As used herein, “Base Rate” means a rate per annum equal to the lesser of (i) eight percent (8%) and (ii) the maximum rate permitted by applicable law. Any payment on this Note shall be made at the address of Payee set forth in the Supply Agreement.

All interest accrued between the date an advance was made as noted on the Grid and the Initial Repayment Date under this Note and Note A (collectively, the “Additional Principal Amount”) shall be added to the principal balance of this Note on the Initial Repayment Date.

Commencing on the Initial Repayment Date and on the first day of each month thereafter, this Note (including the Additional Principal Amount) shall be repaid in 60 equal monthly installments of principal and interest amortized over such sixty-month period at the Base Rate. This Note may be prepaid by Maker at any time.

The obligations under this Note are secured pursuant to the terms of a Security Agreement of even date herewith between Maker and Payee.

This Note may only be changed or amended in accordance with the terms of the Supply Agreement.

If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Maker agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys’ fees.

Maker and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. MAKER HEREBY CONSENTS TO THE JURISDICTION OF THE FEDERAL COURT SITTING IN COOK COUNTY, ILLINOIS WITH RESPECT TO ALL MATTERS ARISING UNDER THIS NOTE.

(Signature Page Follows)

2

IN WITNESS WHEREOF, Maker has caused this Note to be signed in its corporate name by one of its respective officers thereunto duly authorized and to be dated as of the day and year first above written.

AUSTIN PHARMA, LLC

By:	/s/ Sherri Pogue
Name:	Sherri Pogue
Its:	CEO

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Appendix A

ADVANCES AND PAYMENTS OF PRINCIPAL AND INTEREST

DATE PAID ADVANCE	AMOUNT OF ADVANCE	AMOUNT OF PRINCIPAL PAID OR REPAID	AMOUNT OF INTEREST PAID	UNPAID PRINCIPAL BALANCE
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]
[ *** ]	[ *** ]			[ *** ]

TOTAL	$1,183,510			$1,183,510

***CONFIDENTIAL

TREATMENT REQUESTED

Exhibit E

SECURITY AGREEMENT

by

AUSTIN PHARMA, LLC,

as Debtor,

in favor of

INSYS THERAPEUTICS, INC.,

as Secured Party,

Effective as of March 16, 2006

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as from time to time amended, modified, supplemented or extended, this “Agreement”), dated as of March 16, 2006, is made by AUSTIN PHARMA, LLC, a Texas limited liability company (“Debtor”), whose organizational identification number is [ *** ] and whose address is 811 Paloma Drive, Round Rock, Texas 78664, in favor of INSYS THERAPEUTICS, INC., a Delaware corporation, with offices at 225 East Deerpath„ Suite 250, Lake Forest, Illinois 60045 (the “Secured Party”).

R E C I T A L S

A. As of even date herewith, Debtor and Secured Party are executing a Third Amendment to Exclusive Purchase and Supply Agreement (the “Supply Agreement”) pursuant to which, upon the terms and conditions stated therein, the Secured Party agrees to make loans to and extend credit on behalf of Debtor.

B. The Secured Party has conditioned its obligations under the Supply Agreement upon the execution and delivery by Debtor of this Agreement, and Debtor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce Secured Party to enter into and extend credit under the Supply Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Debtor, Debtor hereby agrees as follows:

ARTICLE 1

DEFINED TERMS; INTERPRETATION

Section 1.01 Terms Defined in Supply Agreement. Those initial capitalized terms and phrases used in this Agreement but not defined in this Agreement shall have the meanings ascribed to such terms in the Supply Agreement.

Section 1.02 Terms Defined in UCC. Unless otherwise defined in this Agreement or in the Loan Documents, as applicable, terms defined in Chapter 9 of the UCC are used in this Agreement as defined in Chapter 9 of the UCC.

Section 1.03 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all rights of Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of Debtor, (c) all rights of Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned, or granted to or held by Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of Debtor as an unpaid seller of goods or

***CONFIDENTIAL

TREATMENT REQUESTED

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services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.

“Agreement” has the meaning specified in the introduction hereof.

“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor.

“Collateral” All of Debtor’s right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Instruments;

(d) all General Intangibles;

(e) all Documents;

(f) all Equipment;

(g) all Inventory;

(h) all Intellectual Property;

(i) all Investment Property;

(j) all Deposit Accounts of Debtor and all funds, certificates, Documents, Instruments, checks, drafts, wire transfer receipts and other earnings, profits or other Proceeds from time to time representing, evidencing, deposited into or held in the Deposit Accounts (including, without limitation, in the form of interest);

(k) all shares of stock of any subsidiary of Debtor from time to time owned or acquired by Debtor in any manner, and the certificates and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares;

(l) all indebtedness from time to time owed to Debtor by any subsidiary of Debtor and the instruments evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such indebtedness;

(m) the proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (l) and all liens, security, rights, remedies and claims of Debtor with respect thereto;

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(n) all other goods and personal property of Debtor of any kind or character, whether tangible or intangible, including, without limitation, any and all rights in and claims under insurance policies, judgments and rights thereunder, and tort claims; and

(o) all Proceeds and products of any or all of the foregoing.

“Debtor” has the meaning specified in the introduction hereof.

“Deposit Accounts” means any and all deposit accounts, bank accounts or investment accounts now owned or hereafter acquired or opened by Debtor, and any account which is a replacement or substitute for any of such accounts, together with all monies, Instruments and other property deposited therein and all balances therein and all investments made with funds deposited therein or otherwise held in connection therewith including, without limitation, indebtedness (howsoever evidenced) and/or securities issued or guaranteed by the government of the United States of America, certificates of deposit and all contract rights, General Intangibles, contracts, Instruments, Investment Property, and other Documents now or hereafter existing with respect thereto, including, but not limited to, any and all renewals, extensions, reissuances and replacements and substitutions therefor with all earnings, profits or other Proceeds therefrom in the form of interest or otherwise.

“Document” means any “document” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by Debtor.

“Equipment” means any “equipment,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, all machinery, equipment, furniture, fixtures, trade fixtures, trailers, rolling stock, vessels, aircraft and vehicles now owned or hereafter acquired by Debtor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any failure of Debtor to make any payment due under Note A or Note B within ten (10) days following Debtor’s receipt of written notice from Secured Party that such payment is then due.

“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all of Debtor’s service marks, trade names, trade secrets, registrations, goodwill, franchises, licenses, permits, proprietary information, customer lists, designs and inventions; (b) all of Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of Debtor to retrieve data and other information from third parties; (c) all of Debtor’s contract rights, partnership interests, joint venture interests, securities, deposit accounts, investment accounts and certificates of deposit; (d) all rights of Debtor to payment under letters of credit and similar

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agreements; (e) all tax refunds and tax refund claims of Debtor; (f) all closes in action and causes of action of Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of Debtor; (g) all rights and claims of Debtor under warranties and indemnities; and (h) all rights of Debtor under any insurance, surety or similar contract or arrangement.

“Instrument” means any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange and trade acceptances of Debtor, whether now owned or hereafter acquired.

“Intellectual Property” means all intellectual property rights, owned or hereafter acquired, by Debtor.

“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: (a) all goods and other personal property of Debtor that are held for sale or lease or to be furnished under any contract of service; (b) all raw materials, work-in-process, finished goods, inventory, supplies and materials of Debtor; (c) all wrapping, packaging, advertising and shipping materials of Debtor; (d) all goods that have been returned to, repossessed by or stopped in transit by Debtor; and (e) all Documents evidencing any of the foregoing.

“Investment Property” means any investment property, now owned or hereafter acquired by Debtor.

“Loan Documents” means the Supply Agreement, Note A, Note B and this Security Agreement.

“Loans” means those certain Promissory Notes executed by Debtor payable to Secured Party of even date herewith, in the principal amounts of $1,000,000 and $500,000, respectively, also identified as Note A and Note B in the Supply Agreement.

“Obligor” means Debtor and any other Person that has or will have any liability (actual or contingent) and whether alone or jointly with any other Person and whether as principal debtor, cautioner, guarantor or surety or otherwise (or as the equivalent obligor under the laws of any jurisdiction) to Secured Party for the payment or repayment of any amounts outstanding or capable of becoming outstanding under the Loan Documents.

“Other Obligor” means the Obligors other than the Debtor.

“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC.

“Receivables” means all Accounts, Chattel Paper, Instruments, Documents, General Intangibles and other obligations owed to Debtor of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not evidenced by a written agreement, and all rights now or hereafter existing in

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and to all security agreements, leases, and other contracts including supporting obligations (as such term is defined in the UCC) (all such written or unwritten agreements, security agreements, leases and other contracts, including all supporting obligations, being the “Related Contracts”), securing or otherwise relating to any such accounts, chattel paper, instruments, documents, general intangibles or other obligations.

“Related Contracts” has the meaning specified in the definition of “Receivables”.

“Secured Liabilities” means the Loans and all present and future obligations and liabilities (whether actual or contingent and whether now or hereafter owed jointly or severally or as principal debtor, cautioner, guarantor, surety or otherwise or as the equivalent obligor under the laws of any jurisdiction) of each Obligor to Secured Party under all or any of the Loan Documents including all costs, charges and expenses incurred by Secured Party in connection with or arising out of the protection, preservation or enforcement of Secured Party’s rights under the Loan Documents.

“Security Interests” means the security interests granted in accordance with Section 3, as well as all other security interests created or assigned as additional Collateral for the Secured Liabilities in accordance with the provisions of this Agreement.

“Secured Party” has the meaning specified in the introduction hereof.

“Supply Agreement” has the meaning specified in Recital A.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction. “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.

Section 1.04 Interpretation.

(a) In this Agreement, unless a clear contrary intention appears: (i) the singular number includes the plural number and vice versa, (ii) reference to any gender includes each other gender, (iii) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this Clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement or the Supply Agreement, (v) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, modified, supplemented or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of this Agreement, and reference to any note includes any note issued in renewal, rearrangement, reinstatement, enlargement, amendment, modification, extension, substitution or replacement for such note, (vi) unless the context indicates otherwise, reference to any Section, Clause, paragraph, Schedule or Exhibit means such

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Section, Clause or paragraph of this Agreement or such Schedule or Exhibit to this Agreement, (vii) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term; the word “or” is not exclusive; and the word “all” includes “any” and the word “any” includes “all”, (viii) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”, and (ix) reference to any law, ordinance, statute, code, rule, regulation, interpretation or judgment means such law, ordinance, statute, code, rule, regulation, interpretation or judgment as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(b) The Section and other headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

(c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Debtor represents and warrants to Secured Party as follows:

Section 2.01 Debtor’s Legal Name. The exact legal name of Debtor, as the legal name appears in Debtor’s articles of association as of the date of this Agreement, is “Austin Pharma, LLC.” Debtor has no other trade name.

Section 2.02 Place of Business. The place of business of Debtor is located at the address of Debtor specified in the introduction to this Agreement.

Section 2.03 Location of Collateral. All of Debtor’s Inventory and Equipment is located at the address of Debtor specified in the introduction to this Agreement, and Debtor has exclusive possession and control of the Equipment and Inventory.

Section 2.04 Location of Records; Receivables. The office where Debtor keeps its records concerning the Collateral, including Receivables, and all originals of all chattel paper which evidence Receivables, is located at the address of Debtor specified in the introduction to this Agreement. None of the Receivables is evidenced by a promissory note or other instrument.

Section 2.05 No Encumbrances. Debtor owns the Collateral free and clear of any lien, security interest, charge or encumbrance. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.

Section 2.06 Debtor’s Location. Debtor is “located” (as such term is defined and used in the UCC) in the State of Texas, its jurisdiction of formation.

Section 2.07 Compliance with Law. Debtor is not in violation of any applicable law, which violations, individually or in the aggregate, would materially affect Debtor’s performance of any obligation under this Agreement or the other Loan Documents to which Debtor is a party.

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ARTICLE 3

THE SECURITY INTERESTS

Section 3.01 Grant of Security Interests. In order to secure the full and punctual payment of the Secured Liabilities in accordance with the terms thereof, including to secure the performance of all of the obligations of Debtor under this Agreement, Debtor hereby grants and assigns to Secured Party a continuing security interest in and to the Collateral.

ARTICLE 4

COVENANTS; FURTHER ASSURANCES

Section 4.01 Maintain Location of Business and Records. Debtor will maintain (A) the location of its place of business and (B) the location where Debtor keeps or holds any Collateral or records relating thereto at (1) the address of Debtor specified in the introductory paragraph of this Agreement or (2) at locations within other States if, prior to such relocation, Debtor shall have given Secured Party not less than thirty (30) days’ prior written notice thereof.

Section 4.02 Change of State of Formation, Name, Etc. Until the Secured Liabilities are paid in full, Debtor agrees that Debtor will (1) not change the state of Debtor’s incorporation; and (ii) not change Debtor’s name or identity in any manner, unless in the case of this clause (ii) only, Debtor shall have given Secured Party not less than thirty (30) days prior written notice thereof.

Section 4.03 Authority of Secured Party. Debtor hereby authorizes Secured Party to file or to execute and file, as applicable, financing statements or continuation statements without Debtor’s signature appearing thereon. Debtor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement and may be filed in any jurisdiction. Debtor shall pay the costs of, including out-of-pocket costs incidental to, any recording or filing of this Agreement, or any financing or continuation statements concerning the Collateral.

Section 4.04 Possession of Collateral.

(a) Debtor will maintain possession of the Collateral at all times, including the right to either terminate, modify or amend any Related Contract, make any distributions or payments or Deposit Accounts, or make sales of Inventory free and clear of any liens of Secured Party.

(b) If any Collateral is in the possession of a third party, Debtor will immediately notify Secured Party in writing and will immediately notify the third party of Secured Party’s security interest and obtain an agreement from the third party that the third party is holding the Collateral for the benefit of Secured Party.

(c) Nothing contained herein shall limit or restrict Debtor’s rights with respect to any Collateral other than during the continuance of an Event of Default, including the right to

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enter into, terminate or amend any Related Contract, to make distributions or payments from any Deposit Account, or to make sales of Inventory free and clear of any liens of Secured Party.

Section 4.05 Maintain Records of Collateral. Debtor shall keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as Secured Party may reasonably request to reflect the Security Interests.

Section 4.06 Inspection of Collateral; Information. Debtor will at all reasonable times allow Secured Party to inspect the Collateral, wherever located. Debtor will, promptly upon request, provide to Secured Party all information and evidence Secured Party may reasonably request concerning the Collateral, and in particular the Receivables, to enable Secured Party to enforce the provisions of this Agreement.

Section 4.07 Collateral to Remain Personal Property. The Collateral will remain personal property at all times. Debtor will not affix any of the Collateral to any real property in any manner that would change the nature of the Collateral from that of personal property to real property or to a fixture.

ARTICLE 5

REMEDIES, ETC.

Section 5.01 Remedies.

(a) If any Event of Default has occurred and is continuing, Secured Party may exercise all rights and remedies of a secured party under the UCC (to the extent permitted by law, whether or not the UCC is in effect in the jurisdiction where such rights and remedies are asserted) to collect, enforce or satisfy any of the Secured Liabilities then owing, whether by acceleration or otherwise, and in addition and without limiting in any way the foregoing, Secured Party may, without being required to give any notice, except as provided in this Agreement or as may be required by mandatory provisions of law (1) notify all obligors under the Related Contracts or under the Receivables to make all payments to Secured Party and apply such monies, and other cash, if any, then held by Secured Party as Collateral as specified in Section 5.03 and (2) if there shall be no such monies, or cash or if such monies or cash shall be insufficient to pay all the Secured Liabilities in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as Secured Party may deem satisfactory to the extent allowed by law; provided that Secured Party shall not exercise any remedy hereunder arising from a payment default of Debtor under the Loans during any period that amounts payable to Debtor by Secured Party under the Supply Agreement are outstanding.

(b) For the purpose of enforcing any and all rights and remedies under this Agreement, Secured Party will be entitled to (i) require Debtor to, and Debtor will, at Debtor’s expense, forthwith assemble all or any part of the Collateral as directed by Secured Party and make the Collateral available at a place designated by Secured Party which is, in Secured Party’s opinion, reasonably convenient to Secured Party, whether at the premises of Debtor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without

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breach of the peace, any premises where any of the Collateral is or may be located, and without charge or liability to Secured Party seize and remove such Collateral from such premises, (iii) have access to and use the books and records of Debtor relating to the Collateral, and (iv) prior to the disposition of the Collateral, store or transfer the Collateral without charge in or by means of any storage or transportation facility owned or leased by Debtor, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner and to the extent Secured Party deems appropriate and, in connection with such preparation and disposition, use, without charge, any Intellectual Property used by Debtor.

Section 5.02 Deficiency. Without limiting the obligations of Debtor to pay the Secured Liabilities, if the Proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.01 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Liabilities, Debtor shall remain liable for any deficiency.

Section 5.03 Application of Proceeds. Except as otherwise expressly provided in this Agreement or as otherwise required by law, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to this Agreement, and any other cash at the time held by Secured Party shall be applied by Secured Party to the payment of the Secured Liabilities in such order and manner as Secured Party shall determine in its sole discretion.

Section 5.04 Related Contracts. Debtor hereby irrevocably authorizes and empowers Secured Party, in Secured Party’s sole discretion, if an Event of Default has occurred and is continuing, to assert, either directly or on behalf of Debtor, any claims Debtor may have, from time to time, against any other party to the Related Contracts or to otherwise exercise any right or remedy of Debtor under the Related Contracts (including the right to enforce directly against any party to a Related Contract all of Debtor’s rights thereunder, to make all demands and give all notices and make all requests required or permitted to be made by Debtor under the Related Contracts) as Secured Party may deem proper.

Section 5.05 Costs and Expenses. In the event that Debtor fails to comply with the provisions of the Supply Agreement, this Agreement or any other Loan Document to which Debtor is a party, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, Secured Party may, but shall not be required to, effect such compliance on behalf of Debtor, and Debtor shall reimburse Secured Party for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral in respect of the sale or other disposition thereof, shall be borne and paid by Debtor; and if Debtor fails to promptly pay any portion thereof when due, Secured Party may, at Secured Party’s option, but shall not be required to, pay the same and charge Debtor’s account therefor, and Debtor agrees to reimburse Secured Party therefor on demand. All sums so paid or incurred by Secured Party for any of the foregoing and any and all other sums for which Debtor may become liable under this Agreement and all costs and expenses (including reasonable attorneys’ fees, legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of its rights or remedies under this Agreement, shall be additional Secured Liabilities under this Agreement.

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Section 5.06 Attorney-in-Fact. Debtor hereby irrevocably appoints Secured Party its true and lawful attorney, with full power of substitution, in the name of Debtor, Secured Party, or otherwise, for the sole use and benefit of Secured Party, but at the expense of Debtor and to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof, including to assert and collect all claims and assert all rights of Debtor with respect to all Receivables and under the Related Contracts (other than any Related Contract between Debtor and Security Party);

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(c) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectively as if Secured Party were the absolute owner thereof; and

(d) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

ARTICLE 6

SECURED PARTY

Section 6.01 Limitation on Duty of Secured Party in Respect of Collateral. The powers conferred on Secured Party under this Agreement are solely to protect Secured Party’s interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Except for reasonable care in the custody of any Collateral in Secured Party’s possession and the accounting for moneys actually received by Secured Party under this Agreement, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in Secured Party’s possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords Secured Party’s own property, it being understood that Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other bailee selected by Secured Party in good faith. Except as otherwise expressly provided in this Section 6.01, Debtor has the risk of loss of the Collateral. Further, Secured Party has no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. Secured Party shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

Section 6.02 Concerning Secured Party. In furtherance and not in derogation of the rights, privileges and immunities of Secured Party set forth herein:

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(a) Secured Party is authorized to take all such action as is provided to be taken by Secured Party under this Agreement and all other action reasonably incidental thereto. As to any matters not expressly provided for in this Agreement (including the timing and methods of realization upon the Collateral), Secured Party shall act or refrain from acting in Secured Party’s reasonable discretion.

(b) Secured Party shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on Secured Party’s part under this Agreement. Secured Party shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by Debtor.

ARTICLE 7

MISCELLANEOUS

Section 7.01 No Waiver. No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy under this Agreement operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any remedies provided by law.

Section 7.02 Addresses for Notices. All notices and other communications provided for under or in connection with this Agreement from one party to the other shall be in writing and given, and shall conclusively be deemed and considered to have been given and received, in accordance with Section 9.11 of the Supply Agreement. Debtor or Secured Party may designate another address for the receipt of notices and other communications, provided such new designation is provided in accordance with the terms and conditions contained in the Supply Agreement.

Section 7.03 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Debtor and Secured Party. Any such amendment or waiver shall be binding upon Secured Party, each holder of any of the Secured Liabilities and Debtor.

Section 7.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Debtor, Secured Party and each holder of any of the Secured Liabilities; provided, however, that neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party. Any assignment in violation of this Section 7.04 shall be void and without force or effect.

Section 7.05 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be construed in

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favor of Secured Party in order to carry out the intentions of the parties to this Agreement as nearly as may be possible, and (b) the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 7.06 Waivers. Debtor hereby expressly waives, to the extent permitted by applicable law (a) notice of the acceptance by Secured Party of this Agreement, (b) notice of the existence or creation or non-payment of all or any of the Secured Liabilities, (c) presentment, demand, notice of dishonor, protest, intent to accelerate, acceleration and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Secured Liabilities or any thereof, any obligation under this Agreement, or any security for or guaranty of any of the foregoing, and (e) any right Debtor may have to require Secured Party to pursue any third party for any of the Secured Liabilities.

Section 7.07 Final Agreement of the Parties. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE SECURED PARTY AND THE OBLIGORS.

Section 7.08 Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and that may not be effectively waived by Debtor and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

Section 7.09 Termination. When all Secured Liabilities shall have been paid or satisfied in full (including without limitation satisfaction of any Loan by the conversion thereof to equity interests in Debtor), this Agreement shall terminate, and Secured Party shall forthwith cause the Security Interests to be released and terminated.

Section 7.10 Counterparts; Delivery of Telecopy Signature Page. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page of this Agreement by telecopy shall be effective as delivery of a manually executed signature page of this Agreement.

Section 7.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS, OR REMEDIES UNDER THIS AGREEMENT, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS, MAKER HEREBY CONSENTS TO THE JURISDICTION OF THE FEDERAL COURT SITTING IN COOK COUNTY, ILLINOIS WITH RESPECT TO ALL MATTERS ARISING UNDER THIS SECURITY AGREEMENT.

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IN WITNESS WHEREOF, Debtor has caused this Agreement to be duly executed by Debtor’s authorized officer as of the day and year first above written.

AUSTIN PHARMA, LLC

By:	/s/ Sherri Pogue
Name:	Sherri Pogue
Title:	CEO

INSYS THERAPEUTICS, INC.

By:	/s/ S. George Kottayil
Name:	S. George Kottayil
Title:	President

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